                            AGREEMENT AND PLAN OF MERGER

                                   by and between

                     Numex Corporation, a Delaware corporation

                                        and

                JSA Acquisition Corporation, a Delaware corporation

                                  on the one hand

                                        and

           Jeffrey A. Stern & Associates, Inc., a California corporation

                                        and

                                  JSA Shareholders

                                 on the other hand

                             Dated as of April 12, 1999


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                                  TABLE OF CONTENTS

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                                                                                                PAGE(s)
                                                                                                -------
AGREEMENT AND PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.     THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

       1.1     Surviving Corporation; Effective Time.. . . . . . . . . . . . . . . . . . . . . . . 2
       1.2     Articles of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . 2
       1.3     Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.4     Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       1.5     Fractional Shares.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       1.6     Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       1.7     Closing.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

2.     REPRESENTATIONS AND WARRANTIES OF JSA AND THE JSA SHAREHOLDERS. . . . . . . . . . . . . . . 4

       2.1     Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       2.2     Capitalization of JSA/BHF/JSA LLC.. . . . . . . . . . . . . . . . . . . . . . . . . 4
       2.3     Subsidiaries and Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       2.4     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       2.5     Liabilities.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.6     Absence of Material Changes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.7     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.8     Title to Assets.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.9     Contracts and Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.10    Transactions with Affiliates, Directors and Shareholders. . . . . . . . . . . . . . 6
       2.11    No Conflict.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.12    Authority.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.13    Compliance with Law.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.14    Private Placement Memorandum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.15    Securities Laws.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.16    Exchange and Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . 7

       3.1     Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.2     Capitalization of the Company.. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.3     Subsidiaries and Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.4     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.5     Liabilities.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

       3.6     Absence of Material Changes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
       3.7     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
       3.8     Title to Assets.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
       3.9     Contracts and Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
       3.10    Transactions with Affiliates, Directors and Shareholders. . . . . . . . . . . . . . 9
       3.11    No Conflict.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       3.12    Authority.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       3.13    Compliance with Law.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       3.14    Private Placement Memorandum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

4.     COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING. . . . . . . . . . . . . 9

       4.1     Corporate Examinations and Investigations.. . . . . . . . . . . . . . . . . . . . . 9
       4.2     Cooperation; Consents.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       4.3     Conduct of Business.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       4.4     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       4.5     Notice of Default.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
       4.6     Private Placement.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

5.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.. . . . . . . . . . . . . . . . . . .10

6.     CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

       6.1     Conditions to Obligation of JSA and JSA Shareholders. . . . . . . . . . . . . . . .11
                      (a)     Representations and Warranties of Company to be True.. . . . . . . .11
                      (b)     No Legal Proceedings.. . . . . . . . . . . . . . . . . . . . . . . .11
                      (c)     Statutory Requirements.. . . . . . . . . . . . . . . . . . . . . . .11
                      (d)     Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
                      (e)     Private Placement. . . . . . . . . . . . . . . . . . . . . . . . . .11
                      (f)     Restructuring of Loan with MCG Finance Corporation.. . . . . . . . .11
                      (g)     Employment Agreement.. . . . . . . . . . . . . . . . . . . . . . . .12
                      (h)     Stockholders Agreement.. . . . . . . . . . . . . . . . . . . . . . .12
                      (i)     Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . .12
                      (j)     Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
                      (k)     Legal Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
       6.2     Conditions to Obligations of Company. . . . . . . . . . . . . . . . . . . . . . . .12
                      (a)     Representations and Warranties of JSA and the JSA
                              Shareholders to be True. . . . . . . . . . . . . . . . . . . . . . .12
                      (b)     No Legal Proceedings.. . . . . . . . . . . . . . . . . . . . . . . .13
                      (c)     Statutory Requirements.. . . . . . . . . . . . . . . . . . . . . . .13
                      (d)     Employment Agreement.. . . . . . . . . . . . . . . . . . . . . . . .13
                      (e)     Certain Releases.. . . . . . . . . . . . . . . . . . . . . . . . . .13
                      (f)     Pledge Agreement (Stock).. . . . . . . . . . . . . . . . . . . . . .13

                      (g)     Waiver.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
                      (h)     Certain Other Conditions.. . . . . . . . . . . . . . . . . . . . . .13
                      (i)     Shareholders Certificate.. . . . . . . . . . . . . . . . . . . . . .13
                      (j)     Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
                      (k)     Legal Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

7.     INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

       7.1     Indemnification by the JSA Shareholders.. . . . . . . . . . . . . . . . . . . . . .14
       7.2     Indemnification by the Company. . . . . . . . . . . . . . . . . . . . . . . . . . .15
       7.3     Computation of Losses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
       7.4     Notice to Indemnifying Party. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
       7.5     Defense by Indemnifying Party.. . . . . . . . . . . . . . . . . . . . . . . . . . .15

8.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

       8.1     No Liability of JSA BHF and JSA LLC.. . . . . . . . . . . . . . . . . . . . . . . .16
       8.2     Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
       8.3     Expenses of Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
       8.4     Use and Confidentiality.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
       8.5     Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
       8.6     Parties in Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
       8.7     Entire Agreement, Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
       8.8     Headings, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
       8.9     Pronouns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
       8.10    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
       8.11    Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
       8.12    Registration Statement on Form SB-2.. . . . . . . . . . . . . . . . . . . . . . . .19
       8.13    Attorneys' Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
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                                       iii

SCHEDULES

     Schedule 2.5     -    Liabilities
     Schedule 2.6(b)  -    JSA Shareholders
     Schedule 2.7     -    Litigation
     Schedule 2.8     -    Title to Assets
     Schedule 2.9     -    Contracts and Undertakings
     Schedule 2.10    -    Transactions with Affiliates, Directors and
                           Shareholders
     Schedule 2.11    -    No Conflicts
     Schedule 2.13    -    Compliance with Law
     Schedule 2.15    -    Legend
     Schedule 3.5          Liabilities


EXHIBITS

     Exhibit A        -    Agreement of Merger
     Exhibit B        -    Certificate of Merger
     Exhibit C        -    Employment Agreement (Stern)
     Exhibit D        -    Numex Corporation Stockholders Agreement
     Exhibit E        -    Employment Agreement (Salzberg)
     Exhibit F        -    Pledge Agreement (Stock)
     Exhibit G        -    Amendment of Note

                             AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of April 12, 1999, by and between Numex Corporation, a Delaware corporation (the "Company") and JSA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), on the one hand; and Jeffrey
A. Stern & Associates, Inc., a California corporation ("JSA"), and each of the shareholders of JSA set forth on the signature page hereto (collectively, the "JSA Shareholders"), on the other hand.

                                       RECITALS

       A. As of April 8, 1999, Jeffrey A. Stern ("Stern") owned One Thousand (1,000) shares constituting all of the then issued and outstanding shares of capital stock, no par value per share, of JSA;

       B. On April 9, 1999, Stern as the sole director of JSA, authorized the issuance of, and JSA issued, an aggregate of Ninety-three and Four Hundred Sixty-four One-Thousandth (93.464) shares of capital stock, no par value per share, of JSA to certain of its employees as compensation.

       C. As of April 9, 1999, JSA and BHF Companies, a California corporation ("BHF"), owned all of the membership units of JSA Communications, LLC, a California limited liability company ("JSA LLC");

       D. On April 9, 1999, JSA and BHF as all the members and managers of JSA LLC elected to dissolve and liquidate JSA, LLC, and concurrently therewith, all the assets of JSA LLC were assigned to, and all the liabilities of JSA LLC were assumed by, JSA and BHF in cancellation of their membership interests in JSA LLC (the "Liquidation");

       E. Pursuant to that certain Share Exchange Agreement by and between JSA and Barry Freilicher, dated as of the date hereof, Barry Freilicher exchanged all of his shares in BHF for the shares of capital stock, no par value per share, of JSA (the "Exchange");

       F. Barry Freilicher owned One Thousand (1,000) shares constituting all of the issued and outstanding shares of common stock, par value $0.01 per share, of BHF ("BHF Shares") immediately prior to the Exchange, and, pursuant to the Exchange, the BHF Shares were converted into One Hundred Six and Nine One-Hundredth (106.09) shares of capital stock, no par value per share, of JSA;

       G. By virtue of the foregoing, as of the date hereof, an aggregate of One Thousand One Hundred Ninety-nine and Five Thousand Five Hundred Forty-five Ten-Thousandth (1,199.5545) shares of the capital stock, no par value per share, of JSA are issued and outstanding (the "JSA Shares"), BHF became a wholly owned subsidiary of JSA and JSA LLC has been liquidated;

       H. The Company, Sub and JSA have each determined to engage in the transactions contemplated hereby (collectively, the "Transaction") pursuant to which Sub will merge with and into JSA (the "Merger") and each issued and outstanding share of capital stock of JSA shall be converted into shares of the Company's common stock in the manner herein described;

       I. The respective Boards of Directors of the Company, Sub and JSA have each approved the Merger, the Transaction, this Agreement, and the Agreement of Merger and the Certificate of Merger, both referred to in Section 1.1(b) hereof, and the JSA Shareholders and the Company, as the sole stockholder of Sub, have each approved the Merger, the Transaction, this Agreement, and the Agreement of Merger and the Certificate of Merger, both referred to in
Section 1.1(b) hereof, and the parties intend that this Agreement constitutes a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

       J. The Company is presently engaged in a private placement of up to $3,300,000 (the "Private Placement") pursuant to the sale to accredited investors of shares of the Company's Series B 5% Convertible Preferred Stock (the "Preferred Stock").

                                      AGREEMENT

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

       1.      THE MERGER

               1.1    SURVIVING CORPORATION; EFFECTIVE TIME.

                      (a) At the Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, Sub shall be merged with and into JSA in accordance with the General Corporation Law of California (the "CGCL"), whereupon the separate existence of Sub shall cease, and JSA shall be the surviving corporation. It is intended by the parties hereto that the Transaction shall constitute a reorganization within the meaning of Section 368(a) of the Code and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                      (b) Simultaneously with the Closing, JSA and Sub shall file an agreement of merger (the "Agreement of Merger"), in the form attached hereto as Exhibit A, in the office of the Secretary of State of the State of California in accordance with the CGCL. The Merger shall become effective at such time as the Agreement of Merger is duly filed in California (the date of such filing being hereinafter referred to as the "Effective Date") and the time of such filing being hereinafter referred to as the "Effective Time". On the Effective Date a certificate of merger, in the form attached hereto as Exhibit
 B, shall be filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. From and after the Effective Time, JSA shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of both JSA and Sub, as provided under the CGCL.

               1.2 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of JSA following the Closing shall be the Articles of Incorporation and Bylaws of JSA as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law.

               1.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the applicable law, the directors and officers of the Company immediately after the Effective Time shall be the directors and officers of JSA.

               1.4 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger, automatically and without any action on the part of any holder thereof:

                      (a) Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of capital stock, no par value per share, of JSA.

                      (b) Each JSA Share, or portion thereof, outstanding immediately prior to the Effective Time, shall be converted into shares of the Company's common stock, par value $0.10 per share (the "Company Shares"), at the rate of Two Thousand Five Hundred Forty and Six One-Thousandth (2,540.006) Company Shares for each whole JSA Share. Each JSA Shareholder shall be entitled to receive the number of Company Shares set forth on Schedule 2.6(b) attached hereto, or an aggregate of Three Million Forty-six Thousand Eight Hundred Seventy-five (3,046,875) Company Shares.

               1.5 FRACTIONAL SHARES. Fractional shares of the Company shall not be issued in connection with the Company Shares, but any fractional shares shall be rounded to the nearest whole share. No cash shall be issued in lieu of any fractional shares.

               1.6    EXCHANGE OF CERTIFICATES.

                      (a) Upon surrender to the Company of the certificates representing the JSA Shares (collectively, the "JSA Certificates"), the holders of such JSA Certificates shall each be entitled to receive in exchange therefor one or more certificates representing the number of shares of Company Shares to which such holder is entitled pursuant to the provisions of Section 1.4(b) hereof.

                      (b) Each JSA Certificate converted into Company Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist. Until surrendered as contemplated by this Section 1.6(b), each holder of JSA Shares shall thereafter cease to possess any rights with respect to such shares, except the right to receive upon such surrender number of shares of Company Shares as provided by Section 1.4(b) hereof.

                      (c) No dividends on the Company Shares shall be paid to the holder of any unsurrendered JSA Certificate until such JSA Certificate is surrendered; provided, however, that upon surrender of an JSA Certificate, there shall be paid to such holder the amount of dividends, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of shares of Company Shares issued upon such surrender. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any JSA Certificate, there shall be delivered to the holder entitled thereto, without interest, the amount of dividends so withheld as of any date subsequent to the Effective Date and prior to such date of delivery.

                      (d) All Company Shares delivered to the JSA Shareholders in respect of the JSA Shares in accordance with the terms of this Agreement shall be deemed to have been delivered in full satisfaction of all rights pertaining to such JSA Shares. If, after the Effective Time,

JSA Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 1.6.

               1.7 CLOSING. Subject to the satisfaction of the conditions precedent specified in Section 6 hereof, the closing of the Transaction shall take place at 11:00 a.m. (Los Angeles time) at the offices of Loeb & Loeb LLP, 1000 Wilshire Blvd., Los Angeles, CA 90017, on or before April 30, 1999 or on such other date as may be mutually agreed upon by the parties (the "Closing").

       2.      REPRESENTATIONS AND WARRANTIES OF JSA AND THE JSA SHAREHOLDERS

               JSA and the JSA Shareholders hereby represent and warrant to the Company as follows (in Sections 2.1, 2.3-2.14 hereof, all references to JSA mean not only JSA, but also BHF and JSA LLC):

               2.1    ORGANIZATION.

                      (a) JSA is a corporation or limited liability company, as the case may be, duly organized, validly existing, and in good standing under the laws of the State of California. JSA has the power and authority to carry on its business as presently conducted; and JSA is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

                      (b) The copies of the charter documents of JSA heretofore furnished to the Company are complete and correct copies thereof as amended and in effect on the date hereof.

               2.2    CAPITALIZATION OF JSA/BHF/JSA LLC.

                      (a) The authorized capital stock of JSA consists of Ten Thousand (10,000) shares of capital stock, no par value per share, of which One Thousand One Hundred Ninety-nine and Five Thousand Five Hundred Forty-five Ten-Thousandth (1,199.5545) shares are presently, and will be immediately prior to the Closing, issued and outstanding. All of the issued and outstanding shares of JSA and BHF are duly authorized, validly issued, fully paid and nonassessable and are free from any liens, claims, charges, security interests or other encumbrances. The JSA Shareholders are the sole beneficial and record owners of the JSA Shares, and such JSA Shareholders will have the unqualified right to transfer and dispose of such JSA Shares. JSA is the sole beneficial and record owner of all the issued and outstanding capital stock of BHF and, directly and/or indirectly, owns all of the outstanding membership interests of JSA LLC.

                      (b) There are no outstanding options, warrants or rights of any kind to acquire any securities of JSA or BHF or any membership interests of JSA LLC.

               2.3    SUBSIDIARIES AND INVESTMENTS.  Other than BHF and JSA
LLC, JSA does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

               2.4 FINANCIAL STATEMENTS. The reviewed consolidated balance sheets of JSA as of December 31, 1997 and reviewed consolidated statements of operations and cash flows for the 12 months ended December 31, 1997, and the unaudited consolidated balance sheets as of December 31,

1998 and unaudited statements of operations and cash flows for the 12 months ended December 31, 1998 (collectively, the "JSA Financial Statements") (a) were prepared in accordance with the books and records of JSA and JSA LLC; (b) were prepared in accordance with generally accepted accounting principles consistently applied; and (c) are accurate and fairly present their respective financial condition and the results of operations as of the relevant dates thereof and for the entities and periods covered thereby.

               2.5 LIABILITIES. All of the liabilities of any nature whatsoever, contingent or otherwise, of JSA as of the date hereof are accurately described in detail and quantified (both individually and in the aggregate) in
Schedule 2.5 attached hereto.

               2.6 ABSENCE OF MATERIAL CHANGES. Since December 31, 1998, there has not been:

                      (a) any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of the JSA, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

                      (b) except the issuance of One Hundred Ninety-nine and Five Thousand Five Hundred Forty-five Ten-Thousandth (199.5545) shares of capital stock, no par value per share, of JSA to certain JSA Shareholders referred to in Recitals B and F hereof and as set forth on Schedule 2.6(b) attached hereto, any redemption, purchase or other acquisition of any shares of the capital stock of JSA or any issuance of any shares of capital stock or the granting, issuance or execution of any rights, warrants, options or commitments by JSA relating to its authorized or issued capital stock.

               2.7 LITIGATION. Except as set forth on Schedule 2.7 attached hereto, there is no litigation, proceeding, or investigation pending or threatened against JSA affecting any of its properties or assets, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of JSA or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

               2.8 TITLE TO ASSETS. Except as set forth on Schedule 2.8 attached hereto, JSA has good and marketable title to all of the assets and properties now carried on its books including those reflected in the most recent balance sheet contained in the JSA Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the JSA Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

               2.9    CONTRACTS AND UNDERTAKINGS.  Except as set forth on
Schedule 2.9 attached hereto, JSA has no contracts, agreements, leases, licenses, arrangements, commitments and other undertakings (collectively the "JSA Contracts") to which it is a party or to which it or its property is subject. Except as set forth on such Schedule 2.9 attached hereto, JSA is not in material default under any of the JSA Contracts and, to the knowledge of Stern, no other party to any JSA Contract to which JSA is a party is in default thereunder nor, to the knowledge of Stern does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such JSA Contract.

               2.10 TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. Except as set forth on Schedule 2.10 attached hereto, there are no contracts, agreements, arrangements or other transactions between JSA and any officer, director, member or shareholder of JSA, or any corporation or other entity owned or controlled, directly or indirectly, by any such officer, director, member of shareholder, a member of any such officer, director, member or shareholder's family, or any affiliate of any such officer, director, member or shareholder.

               2.11 NO CONFLICT. Except as set forth on Schedule 2.11 attached hereto, the execution and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents of JSA or any agreement, contract or instrument to which JSA or any of the JSA Shareholders is a party or by which any of them or any of their respective assets are bound.

               2.12 AUTHORITY. JSA and each of the JSA Shareholders has full power and authority to enter into this Agreement and to carry out the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by all of the Shareholders and the Board of Directors of JSA and no other corporate or other proceedings on the part of JSA or the JSA Shareholders are necessary to authorize this Agreement and the Transaction.

               2.13   COMPLIANCE WITH LAW.  Except as set forth on Schedule
2.13 attached hereto, JSA has in all material respects complied with and it is now in all material respects in compliance with, all federal, state and local laws applicable to it. The JSA Shares were issued in compliance with all state and federal securities laws.

               2.14 PRIVATE PLACEMENT MEMORANDUM. All statements and disclosures about, pertaining to or involving each of Stern, Barry Freilicher and JSA contained in the Private Placement Memorandum, as it may be supplemented or amended from time to time ("Private Placement Memorandum"), used and to be used by the Company in connection with the Private Placement will (i) be true and correct, and (ii) not contain any misstatements of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

               2.15 SECURITIES LAWS. The JSA Shareholders acknowledge that the Company Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the offer and sale of the Company Shares are exempt from the registration provisions of Section 5 of the Securities Act pursuant to Section 4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder, and that the Company Shares may not be resold in any transaction subject to Section 5 of the Securities Act unless registered or an exemption from registration is available for such sale, and that the certificates representing the Company Shares will bear a legend to that effect, substantially in the form set forth on Schedule 2.15 attached hereto. Each of the JSA Shareholders is acquiring the Company Shares for investment purposes only and not with a view to distribution or resale thereof except that Stern shall have the registration rights with respect to Four Hundred Thousand (400,000) Company Shares contemplated in Section 6.1(i) hereof.

               2.16 EXCHANGE AND LIQUIDATION. The Exchange and Liquidation did not conflict with or result in a breach or violation of any applicable laws or any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of JSA or BHF, as the case may be, or the Articles of Organization or Operating Agreement of JSA LLC, or any agreement, contract or instrument to which JSA, BHF or JSA LLC, as the case may be, is a party or by which any of them or any of their respective assets are bound.

       3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Each of the Company and Sub hereby represent and warrant, individually as to itself, to the JSA Shareholders as follows:

               3.1    ORGANIZATION

                      (a) Each of the Company and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company or Sub, as the case may be.

                      (b) The copies of the Certificate of Incorporation of the Company and Sub, and the Bylaws of the Company and Sub heretofore furnished to JSA are complete and correct copies of the Certificate of Incorporation and the Bylaws, as amended, of the Company and Sub as in effect on the date hereof.

               3.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of Twenty Million (20,000,000) shares of common stock, par value $0.10 per share, of which the number of share set forth in the Private Placement Memorandum were issued and outstanding as of the date of the Private Placement Memorandum, subject to interim exercises of options or warrants issued and outstanding as of the date hereof; and Ten Million (10,000,000) shares of Preferred Stock, par value $1.00 per share, none of which are issued and outstanding. All of the issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and, at the Closing, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable. Except for such outstanding shares and except as disclosed in the Private Placement Memorandum or the registration statement referred to in
Section 8.12 hereof (the "Registration Statement"), there are no outstanding shares of capital stock or other securities or other equity interests of the Company or options, warrants or rights of any kind to acquire such stock or other securities of the Company. Except (i) with respect to the securities covered by the Registration Statement, (ii) Stern's registration rights with respect to Four Hundred Thousand (400,000) Company Shares contemplated in
Section 6.1(i) hereof, and (iii) as disclosed in the Private Placement Memorandum or the Registration Statement, there are no outstanding agreements which impose an obligation to file a registration statement or register any of the capital stock of the Company.

               3.3 SUBSIDIARIES AND INVESTMENTS. Except as disclosed in the Private Placement Memorandum or the Registration Statement, the Company does not own directly or indirectly, any capital stock or have any interest in any corporation, partnership or other form of business organization.

               3.4 FINANCIAL STATEMENTS. The audited consolidated balance sheet of the Company as of March 31, 1998 and the consolidated statements of operations and cash flows for the year then ended and the unaudited consolidated balance sheet as of December 31, 1998 and the unaudited consolidated statements of operations and cash flow for the nine months then ended (the "Company Financial Statements") (a) were prepared in accordance with the books and records of the Company; (b) were prepared in accordance with generally accepted accounting principles consistently applied; and (c) are accurate and fairly present the Company's financial condition and the results of its operations as of the relevant dates thereof and for the period covered thereby.

               3.5 LIABILITIES. Except as set forth on Schedule 3.5 attached hereto or otherwise contemplated in this Agreement, the liabilities of the Company will not exceed Two Hundred Thousand Dollars ($200,000) as of the Closing. As used herein, liabilities shall mean liabilities of any nature whatsoever, contingent or otherwise.

               3.6 ABSENCE OF MATERIAL CHANGES. Since December 31, 1998, there has not been:

                      (a) any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of the Company or Sub, as the case may be, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

                      (b) except for the Company's investment in Sub and any warrant and option exercises, any undisclosed redemption, purchase or other acquisition of any shares of the capital stock of the Company or Sub, as the case may be, or any issuance of any shares of capital stock or the granting, issuance or execution of any rights, warrants, options or commitments by the Company or Sub, as the case may be, relating to its authorized or issued capital stock.

               3.7 LITIGATION. Except as disclosed in the Private Placement Memorandum or the Registration Statement, there is no litigation, proceeding or investigation pending or, to the knowledge of the Company or Sub, as the case may be, threatened against the Company or Sub, as the case may be, affecting any of its properties or assets that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or Sub, as the case may be, or their respective properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

               3.8 TITLE TO ASSETS. Except as disclosed in the Private Placement Memorandum or the Registration Statement, the Company and Sub has good and marketable title to all of its assets and properties now carried on their respective books including those reflected in the balance sheet contained in the Company Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Company Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

               3.9 CONTRACTS AND UNDERTAKINGS. Except as disclosed in the Private Placement Memorandum or the Registration Statement, the Company or Sub, as the case may be, has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively, the "Company Contracts") to which the Company or Sub, as the case may be, is a party or to which it or its property is subject. Except as disclosed in the Private Placement Memorandum or the Registration Statement, the Company or Sub, as the case may be, is not in material default, or alleged to be in material default, under any Company Contract and, to the knowledge of the Company or Sub, as the case may be, no other party to any Company Contract to which the Company or Sub, as the case may be, is a party is in default thereunder nor, to the knowledge of the

Company or Sub, as the case may be, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Company Contracts.

               3.10 TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. Except as disclosed in the Private Placement Memorandum or the Registration Statement, there are no contracts, agreements, arrangements or other transactions between the Company or Sub, as the case may be, and any officer, director, or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

               3.11 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or Sub, as the case may be, or any agreement, contract or instrument to which the Company or Sub, as the case may be, is a party or by which it or any of their respective assets are bound.

               3.12 AUTHORITY. Each of the Company and Sub has full power and authority to enter into this Agreement and to carry out the Transaction.
The execution and delivery of this Agreement, the consummation of the Transactions and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and Sub and no other corporate proceedings on the part of the Company or Sub are necessary to authorize this Agreement, the Transaction and the issuance of the Company Shares in accordance with the terms hereof.

               3.13 COMPLIANCE WITH LAW. Each of the Company and Sub has in all material respects complied with and it is now in all material respects in compliance with, all Federal, State and local laws applicable to the Company or Sub, as the case may be. Except for the issuance of the Company Shares to the JSA Shareholders hereunder, all outstanding securities have been issued in full compliance in all material respects with all state and federal securities laws. The securities filings of the Company contain no material misstatement or fail to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

               3.14 PRIVATE PLACEMENT MEMORANDUM. All statements and disclosures about, pertaining to or involving the Company or Sub, as the case may be, contained in the Private Placement Memorandum will (i) be true and correct, and (ii) not contain any misstatement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

       4.      COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO
CLOSING

               4.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company, Sub and JSA as each party may request. In order that each party may have the full opportunity to do so, the Company, Sub, each of the JSA Shareholders and JSA shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company, Sub or JSA as each party or its representatives may reasonably request and cause the Company, Sub or JSA and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

               4.2 COOPERATION; CONSENTS. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Transaction and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

               4.3 CONDUCT OF BUSINESS. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of the Company and Sub on the one hand and JSA, Stern and Barry Freilicher on the other hand. Without the prior written consent of the Company, Sub, and each of Stern or Barry Freilicher, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

               4.4 LITIGATION. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties (JSA shall represent itself and the JSA Shareholders and the Company shall represent itself and Sub) of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

               4.5 NOTICE OF DEFAULT. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties (JSA shall represent itself and the JSA Shareholders and the Company shall represent itself and Sub) prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

               4.6 PRIVATE PLACEMENT. Each of the parties shall cooperate and use their best efforts to complete the Private Placement which shall close immediately after the Closing.

       5.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

       All representations, warranties and covenants of the parties hereto contained herein shall survive the consummation of the Transaction and remain in full force and effect until the expiration of the applicable statute of limitations except (a) Sections 2.4 and 3.4 hereof which shall not survive the Closing and (b) Sections 2.5 and 3.5 hereof which shall remain in full force and effect for a period of one year from the Closing.

       6.      CONDITIONS TO CLOSING

               6.1 CONDITIONS TO OBLIGATION OF JSA AND JSA SHAREHOLDERS. The obligations of JSA and the JSA Shareholders under this Agreement shall be subject to each of the following conditions:

                      (a) REPRESENTATIONS AND WARRANTIES OF COMPANY TO BE TRUE. The representations and warranties of the Company and Sub, as the case may be, herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company and Sub, as the case may be, shall have performed in all material respects all obligations and complied in all material respects, to their respective actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

                      (b) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the Transaction.

                      (c) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by the Company or Sub, as the case may be, of the Transaction shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained by Company and Sub in order to permit consummation by the Company or Sub, as the case may be, of the Transaction shall have been obtained except as to any authorization, consents and approvals that may be required for the issuance of the Company Shares to the JSA Shareholders hereunder.

                      (d) DIRECTORS. Prior to the Closing, all of the directors and officers (other than Jack Salzberg and Isaac Salzberg) of the Company shall have submitted their contingent resignations to Loeb & Loeb LLP to be held in escrow and to become effective at the Closing. Before the resignations take effect, the resigning directors shall appoint Stern and one person nominated by Stern to become new directors of the Company so that, at the Closing, the Board of Directors of the Company will consist of Jack Salzberg, Isaac Salzberg, Stern and a designee of Stern.

                      (e) PRIVATE PLACEMENT. A minimum of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) in gross proceeds from the Private Placement shall have been deposited into escrow so that the Private Placement can close immediately after the Closing.

                      (f) RESTRUCTURING OF LOAN WITH MCG FINANCE CORPORATION. The existing loan of JSA with MCG Finance Corporation ("MCG") described in Schedule 2.5 attached hereto shall be restructured (the "Bank Restructuring") substantially as follows:

                              (i)    $1,500,000 cash payment to MCG at Closing;

                              (ii)   delivery to MCG at Closing of Twelve
Thousand (12,000) shares of Series B 5% Convertible Preferred Stock, par value $1.00 per share, of the Company;

                              (iii)  an aggregate total of Nine Hundred
Thirty-Nine Thousand Five Hundred Ninety-Four Dollars ($939,594) in remaining debt (the "Bank Debt") with interest at LIBOR plus three percent (3.00%) per annum payable: three years interest only; Fourth year - twenty-five percent (25%) of principal; Fifth year - twenty-five percent (25%) of principal; with balance due on the sixth anniversary of the Closing;

                              (iv)   release by MCG of all personal guaranties
at Closing; and

                              (v)    a security interest granted by the Company
to MCG in all the assets of the Company, including the assets of the Company's subsidiaries.

                      (g) EMPLOYMENT AGREEMENT. The Company shall have entered into an employment agreement with Stern substantially in the form of Exhibit C attached hereto.

                      (h) STOCKHOLDERS AGREEMENT. The Company, Stern, Isaac Salzberg and Jack Salzberg shall have entered into a stockholders agreement substantially in form of Exhibit D attached hereto (the "Stockholders Agreement").

                      (i) REGISTRATION RIGHTS. Stern shall be entitled to have included the Four Hundred Thousand (400,000) Company Shares to be issued to Stern hereunder in the registration rights agreement to be entered into between the Company and the investors in the Private Placement, and, in connection therewith, the Company shall provide to Stern a letter to such effect in form and substance reasonably satisfactory to Stern.

                      (j) CERTIFICATE. The Company shall have delivered to JSA and the JSA Shareholders, an officer's certificate to JSA and the JSA Shareholders, in form and substance reasonably satisfactory to JSA and the JSA Shareholders, as to the satisfaction of the foregoing conditions.

                      (k) LEGAL FEES. Subject to the billing statements having been submitted for advance review to the Company, Richman, Lawrence, Mann, Chizever & Phillips, a professional corporation, shall have confirmed in writing that all sums payable to such firm for services rendered through the Closing Date, to the extent billed, have been paid in full.

               6.2 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of the Company and Sub under this Agreement shall be subject to the following conditions:

                      (a) REPRESENTATIONS AND WARRANTIES OF JSA AND THE JSA SHAREHOLDERS TO BE TRUE. The representations and warranties of JSA and the JSA Shareholders herein contained shall be true in all material respects as of the Closing and shall have the same effect as though made at such time, except as to effect of transactions, payments and liabilities incurred in the ordinary course of business, including the payment of accrued salary and reimbursement of reasonable expenses to Stern and Barry Freilicher, not to exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate, since the date hereof. JSA and the JSA Shareholders shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by them prior to the Closing.

                      (b) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the Transaction.

                      (c) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by JSA and the JSA Shareholders of the Transaction shall have been fulfilled. All authorization, consents and approvals of all governments and other persons required to be obtained by JSA and the JSA Shareholders in order to permit consummation by JSA and the JSA Shareholders of the Transaction shall have been obtained.

                      (d) EMPLOYMENT AGREEMENT. The Company shall have entered into an employment agreement with Jack Salzberg substantially in the form of Exhibit E attached hereto.

                      (e) CERTAIN RELEASES. Each of Stern and Barry Freilicher shall have delivered to the Company and JSA, an acknowledgment and release, in form and substance reasonably satisfactory to the Company, acknowledging that JSA has no liabilities, debts or obligations of any nature whatsoever to Stern or Barry Freilicher, as the case may be, and fully and forever releasing the Company and JSA in respect thereof, except that such releases shall not cover expense reimbursement obligations (not to exceed the amounts set forth on Schedule 2.5 attached hereto) and payment of accrued salary and reimbursement of reasonable expenses, all as incurred in the ordinary course of business to Stern and Barry Freilicher not to exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate.

                      (f) PLEDGE AGREEMENT (Stock). Stern shall have entered into a Pledge Agreement (Stock) in the form of Exhibit F attached hereto (the "Pledge Agreement"), with the Company and shall have delivered to Loeb & Loeb LLP, as pledgeholder ("Pledgeholder"), certificates evidencing Four Hundred Thousand (400,000) of the Company Shares to be issued to Stern hereunder, duly and properly endorsed in blank (or accompanied by appropriate stock powers separate from certificate), to secure Stern's obligations contemplated by
Section 7.1 hereof with respect to the representations and warranties set forth in Section 2.5 hereof and such Pledge Agreement.

                      (g) WAIVER. Banta Corporation ("Banta") shall have executed and delivered to the Company a document in form and substance reasonably satisfactory to the Company (a) waiving any default under that certain promissory note of the Company dated November 1, 1997 (the "Note") to Banta arising from the Transaction and (b) amending the terms of such Note in accordance with Exhibit G attached hereto.

                      (h) CERTAIN OTHER CONDITIONS. The conditions contemplated by Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f), and 6.1(h) hereof shall have been satisfied.

                      (i) SHAREHOLDERS CERTIFICATE. The JSA Shareholders shall have delivered to the Company a certificate as to good title to the JSA Shares owned by them and as to their waiver of appraisal rights available under the CGCL in respect of the Merger.

                      (j) CERTIFICATE. JSA shall have delivered to the Company an officer's certificate in form and substance reasonably satisfactory to the Company, as to the satisfaction of the foregoing conditions.

                      (k) LEGAL FEES. Subject to the billing statements having been submitted to JSA for advance review, Loeb & Loeb LLP, a California limited partnership, shall have confirmed in writing that all sums payable for services rendered through the Closing Date, to the extent billed, have been paid in full.

       7.      INDEMNIFICATION.

               7.1 INDEMNIFICATION BY THE JSA SHAREHOLDERS. Provided the Company's claim therefor is instituted by written notice within the time period specified in Section 5 hereof, except that notice shall be deemed to have been given for the disputes referred to in paragraph (a) of Schedule 2.5 attached hereto, Stern and Barry Freilicher shall indemnify, defend and hold harmless and in all respects make whole the Company from and against any and all claims, demands, liabilities, damages, judgments and payments, including reasonable attorneys' fees ("Losses"), which may be incurred or suffered by the Company or to which it may be subject, which may arise out of or result from (i) any breach of or exist in violation of any representation, warranty, covenant or agreement of JSA and the JSA Shareholders contained in this Agreement, or (ii) the disputes referred to in paragraph (a) of Schedule 2.5 attached hereto in excess of One Hundred Thousand Dollars ($100,000). Notwithstanding anything herein to the contrary:

                      (a) Barry Freilicher shall be required to indemnify the Company only as to his representations pertaining to his interest in the JSA Shares and Stern shall not be required to indemnify the Company as to any representations pertaining to Barry Freilicher's interest in the JSA Shares.

                      (b) except as to (i) taxes, penalties and interest with respect to (A) Stern for present or past standard payroll withholdings and other deductions authorized by law which exceed in the aggregate Twenty Thousand Dollars ($20,000); (B) the Liquidation and Exchange; and (C) the indebtedness now or heretofore owing to JSA LLC by JSA, or vice versa; and (ii) Losses incurred by the Company in respect to the disputes referred to in paragraph (a) of
                      Schedule 2.5 attached hereto in excess of One Hundred Thousand Dollars ($100,000) and not otherwise offset against the Basket (as hereinafter defined), and the Pledged Shares (as hereinafter defined), with respect to each of which Stern shall have full personal liability, Stern shall have no liability to the Company with respect to the representations and warranties in Section 2.5 (the "Section 2.5 Representations") until such time as the aggregate amount of Losses with respect thereto exceed One Hundred Twenty-Five Thousand Dollars ($125,000) (the "Basket") and then only for the amounts, if any, in excess thereof. It is also expressly understood and agreed that, except with respect to the matters covered by Section 7.1(b)(i) above with respect to which the following sentence shall have no applicability, (i) Stern shall have no personal liability with respect to the
                      Section 2.5 Representations other than in respect of his interest in the Company Shares deposited with Pledgeholder as contemplated by Section 6.2(f) hereof (the "Pledged Shares"), (ii) the Company's sole recourse with respect to the Section 2.5 Representations shall be against the Pledged Shares, as more fully contemplated by the Pledge Agreement, and (iii) the Pledged Shares shall be valued at One and One-half Dollars ($1.50) per share (adjusted for any stock splits, recapitalizations, etc.) for purposes of satisfying claims by the Company pursuant to the Section 2.5 Representations. Any claim by the Company pursuant to this Section may be asserted by a notice executed by a majority of the Board of Directors of the Company, excluding Stern and any designee of Stern pursuant to the terms of the Stockholders Agreement. Any Losses incurred by the Company in respect of the disputes referred to in paragraph (a) of Schedule 2.5 attached hereto in excess of the One Hundred Thousand Dollars ($100,000) referred to therein shall first be applied against the Basket (if and to the extent still available) and then applied against the Pledged Shares (if and to the extent still available). Any such Losses incurred by the Company in respect of the disputes referred to in paragraph (a) of
                      Schedule 2.5 attached hereto in excess of the sum of One Hundred Thousand Dollars ($100,000), the available Basket and the available Pledged Shares shall be paid by Stern personally or pursuant to the delivery of Company Shares valued at Two and One-Half Dollars ($2.50) per share (adjusted for any stock splits, recapitalizations etc.).

               7.2 INDEMNIFICATION BY THE COMPANY. Provided the claim therefor is instituted by written notice within the time period specified in
Section 5 hereof, the Company shall indemnify, defend and hold harmless and in all respect make whole the JSA Shareholders from and against any Losses which may be incurred or suffered by any such party or to which any such party may be subject, which may arise out of or result from any breach of or exist in violation of any representation, warranty, covenant or agreement of the Company or Sub, as the case may be, contained in this Agreement.

               7.3 COMPUTATION OF LOSSES. For purposes of calculating any Losses suffered by an indemnified party pursuant to Sections 7.1 or 7.2 hereof, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds recovered with respect to such matter.

               7.4 NOTICE TO INDEMNIFYING PARTY. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 7.1 or 7.2 hereof, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the Losses arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 7.5 hereof.

               7.5 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense shall assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed). The

Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party or that the Indemnifying Party does not have sufficient financial resources to fully defend the proceeding or to pay the claim or judgment, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

       8.      MISCELLANEOUS

               8.1 NO LIABILITY OF JSA BHF AND JSA LLC. Notwithstanding anything to the contrary contained herein, the parties expressly acknowledge and agree that, from and after the Closing (i) each of JSA, BHF and JSA LLC shall have no liability of any nature whatsoever under or by virtue of this Agreement, and (ii) the JSA Shareholders shall in no event seek contribution from JSA, BHF or JSA LLC in respect of any amounts they may be required to pay hereunder.

               8.2 FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the Transaction.

               8.3 EXPENSES OF SALE. Except as otherwise provided herein, each party shall bear its own and the JSA Shareholders and the Company shall bear its own and Sub's direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the Transaction. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party. The parties shall indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim or commissions, finder's fees or other compensation in connection with the Transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party. Notwithstanding the foregoing, in the event that the Closing has occurred, (a) the Company shall be responsible for the payment of the accounting (including cost of any review and audit) and legal fees and costs of the JSA Shareholders in connection with the Transaction, and (b) the Company shall be responsible for the legal fees of each of Richman, Lawrence, Mann, Chizever & Phillips and Loeb & Loeb LLP in connection with the Private Placement and this Agreement together with the schedules and exhibits hereto.

               8.4 USE AND CONFIDENTIALITY. All of the information, records, books, and data to which the parties are given access as set forth herein shall be used by the parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with (i) any law (ii) any rule or regulation of any authority or securities exchange of (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the Transaction shall be concluded, all information obtained by any party about the other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, trustees, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential nor to any information obtained by such party which is generally known to others engaged in the trade or business; and provided, further, that, from and after the Closing, such party shall be under no obligation to maintain confidential any such information concerning the other party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the Transaction.

               8.5 NOTICES. All notices, requests and other communications thereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:

                              TO JSA OR JSA SHAREHOLDERS:

                                     JSA Publishing
                                     11111 Santa Monica Blvd., Suite 210
                                     Los Angeles, CA  90025
                                     Tel:  (310) 914-3007
                                     Fax:  (310) 914-0607
                                     Attention:  Jeffrey Stern

                              WITH A COPY TO:

                                     David L. Ficksman, Esq.
                                     Loeb & Loeb LLP
                                     1000 Wilshire Blvd., Suite 1800
                                     Los Angeles, California 90017
                                     Tel:    (213) 688-3698
                                     Fax:    (213) 688-3460

                              TO THE COMPANY:

                                     Numex Corporation
                                     433 N. Camden Drive, 4th Floor, #216
                                     Beverly Hills, California 90210
                                     Tel:  (310) 274-6296
                                     Fax:  (310) 275-4768
                                     Attention:  Jack Salzberg

                              WITH A COPY TO:

                                     Gerald M. Chizever, Esq.
                                     Richman, Lawrence, Mann,
                                     Chizever & Phillips
                                     9601 Wilshire Boulevard, Penthouse
                                     Beverly Hills, California  90210
                                     Tel:  (310) 274-8300
                                     Fax:  (310) 274-2831

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

               8.6 PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto; provided, however, that no assignment or transfer by any party of this Agreement or its rights or obligations hereunder shall occur without the prior written consent of the other parties hereto.

               8.7 ENTIRE AGREEMENT, AMENDMENTS. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to this subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective permitted successors or assigns. After the Closing, any amendment or waiver which may limit or otherwise affect the right of the Company as to Stern shall require the consent of the majority of the Board of Directors other than Stern and his designee under the Stockholders Agreement.

               8.8 HEADINGS, ETC. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

               8.9 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

               8.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               8.11 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

               8.12 REGISTRATION STATEMENT ON FORM SB-2. The parties hereto acknowledge that the Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 covering the resale of up to 5,210,506 shares of Common Stock (the "Registered Shares"), which Registration Statement has been declared effective by the SEC. The parties further acknowledge that the Registration Statement will be required to be suspended as a result of the Transaction pending amendment thereof.
Accordingly, the parties shall use their best efforts to cause the Registration Statement to be amended as soon as practicable after the Closing, except the parties may consider not amending the Registration Statement in the event the Registered Shares may be sold under Rule 144 without regard to the volume limitations rule thereunder.

               8.13 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of any dispute, breach, default or claim hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.


               [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                   Numex Corporation, a Delaware
                                   corporation

                                   By: /s/ Jack I. Salzberg
                                      ------------------------------------------
                                   Name:  Jack I. Salzberg
                                         ---------------------------------------
                                   Title: President
                                         ---------------------------------------

                                   JSA Acquisition Corporation, a Delaware
                                   corporation

                                   By: /s/ Jack I. Salzberg
                                      ------------------------------------------
                                   Name:  Jack I. Salzberg
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------

                                   Jeffrey A. Stern & Associates, Inc., a
                                   California corporation

                                   By: /s/ Jeffrey A. Stern
                                      ------------------------------------------
                                   Name:     Jeffrey A. Stern
                                   Title:    President


                                   JSA Shareholders

                                   /s/ Jeffrey A. Stern
                                   ---------------------------------------------
                                   Jeffrey A. Stern

                                   /s/ Barry Freilicher
                                   ---------------------------------------------
                                   Barry Freilicher

                                   /s/ Marcelino Miyares, Jr.
                                   ---------------------------------------------
                                   Marcelino Miyares, Jr.

                                   /s/ Felix Telado
                                   ---------------------------------------------
                                   Felix Telado

                                   /s/ Lori Radcliff
                                   ---------------------------------------------
                                   Lori Radcliff

                                   /s/ Howard Maat
                                   ---------------------------------------------
                                   Howard Maat


                           [AGREEMENT AND PLAN OF MERGER]

                                    SCHEDULE 2.5
                                    ------------

                                    Liabilities

     Attached as Exhibit A is a list of liabilities of JSA as of February 28, 1999. The Exhibit does not set forth, but this Schedule should include, the following:

     (a) A reserve in the aggregate amount of $100,000 to cover any potential settlement or judgment for the Beck and Harman litigation referred to in Schedule 2.7;

     (b) Liabilities incurred and payments made in the ordinary course of business from March 1, 1999 to the Closing Date; and

     (c) Liability to Loeb & Loeb LLP and Holthouse Carlin & Van Trigt LLP in connection with the Liquidation, Exchange, Agreement and Plan of Merger and documents in connection therewith and the Private Placement.

                                  SCHEDULE 2.6(b)
                                  ---------------

                                  JSA Shareholders

                                             Number of            Number of
Shareholder                                 JSA Shares          Company Shares
-----------                                 ----------          --------------
Marcelino Miyares, Jr.                        75.7480               192,400

Barry Freilicher                             106.0900               269,469

Felix Telado                                   9.8425                25,000

Lori Radcliff                                  3.9370                10,000

Howard Maat                                    3.9370                10,000
                                           ----------                ------

EXISTING SHAREHOLDER
--------------------

Jeffrey Stern                              1,000.0000             2,540,006
                                           ----------             ---------

                                           1,199.5545             3,046,875

                                    SCHEDULE 2.7
                                    ------------

                                     Litigation

     (a) Harman v. JSA Publishing, et al.--arbitration matter currently pending.

     (b) Robert Beck v. JSA Publishing, et al.--Federal District Court, Northern District of New Jersey.

          Both cases involve a claim for damages arising from an allegation that JSA Publishing et al. lost negatives submitted by the plaintiffs in connection with an issue of Golf Magazine.

                                    SCHEDULE 2.8
                                    ------------

                                  Title to Assets

     (a)  Attached as Exhibit A is a list of liens;

     (b)  Lien for taxes not yet due and payable.

                                    SCHEDULE 2.9
                                    ------------

                             Contracts and Undertakings

     (a) Lease for 150 Fifth Avenue, Suite 425, New York, NY 10011 (current rental of $1,583.33 per month);

     (b) Lease for 11111 Santa Monica Boulevard, Los Angeles, CA (current rental of $5,586.20 per month);

     (c) The Amended and Restated Credit Facility Agreement dated as of April 30, 1997 between Jeffrey A. Stern & Associates, Inc. and Signet Bank, as assigned to MCG Credit Corporation;

     (d) Those purchase orders, equipment leases and other ordinary course contracts, including those the liability for which are reflected on
          Schedule 2.5.

                                   SCHEDULE 2.10
                                   -------------

              Transactions With Affiliates, Directors and Shareholders

     (a) In the past, the Shareholders or members of JSA Inc. or JSA LLC have lent or received loans, all of which will be repaid or released as of the Closing Date;

     (b) In the past, there have been inter-company loans and advances which as of the end of each fiscal period is eliminated in consolidation;

     (c) There are normal accrued liabilities for salary and expense reimbursement owed directors and officers except for the accrued salary and reimbursement of reasonable expenses owed to Stern and Barry Freilicher not to exceed $25,000 in the aggregate.

                                   SCHEDULE 2.11
                                   -------------

                                    No Conflicts

     (a) The consummation of the transactions contemplated by the Agreement and Plan of Merger may result in a default of the Amended Restated Credit Facility Agreement with MCG Credit Corporation, which breach, if any, will be waived as of the Closing.

     (b) That certain Promissory Note dated November 1, 1997 of JSA Inc. in favor of Banta Corporation.

                                   SCHEDULE 2.13
                                   -------------

                                Compliance With Law

     None.

                                    SCHEDULE 2.15
                                    -------------

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED OR SOLD IN ANY TRANSACTION SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT OR APPLICABLE STATE LAW UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR APPLICABLE STATE LAW OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR APPLICABLE STATE LAW IS AVAILABLE.

                                     SCHEDULE 3.5
                                     ------------
                                     Liabilities


(a) Liability to Richman, Lawrence, Mann, Chizever & Phillips in connection with the Agreement and Plan of Merger and documents in connection therewith and the Private Placement.